UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): January 8, 2021

RIDESHARE RENTAL, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-39132	81-3028414
(State or other jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

433 N. Camden Drive, Suite 600 Beverly Hills, California	90210
(Address of registrant’s principal executive offices)	(Zip code)

(310) 926-2643

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
None.	None.	None.

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company [X]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [  ]

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement

On January 8, 2021, Rideshare Rental, Inc., a Delaware corporation (the “Company”), issued a stand-alone $500,000 convertible promissory note (the “Note”) to Mr. John Gray, principal of one of the Company’s largest stockholders, the Gray Mars Venus Trust, Arizona 2015, an Arizona asset management limited partnership (the “Gray Trust”), in return for a loan extended by Mr. Gray to the Company in the principal amount of the Note.

The Note will accrue interest at a fixed rate of 6% and will mature on January 6, 2022. Any unpaid principal balance on the Note may be converted at any time, at the option of Mr. Gray, into shares of the Company’s Common Stock, par value $0.000001 per share (the “Common Stock”), at a price of $0.50 per share. Upon conversion, the common shares Mr. Gray receives will have registration rights, as specified in the Note.

The Company will apply the principal of the loan toward working capital.

The foregoing description of the Note is qualified in its entirety by reference to the Note, which is filed as Exhibit 4.1 hereto and incorporated herein by reference. A press release announcing the Note and the corollary loan extended to the Company by Mr. Gray, issued on January 12, is filed herewith as Exhibit 99.1.

Item 8.01 Other Events

On January 13, 2021, the Company issued a press release announcing that, effective as of January 8, an entity controlled by the Company’s chief executive officer, Mr. Ramy El-Batrawi, has received five million shares of Common Stock from the Gray Trust.

In September 2019, prior to the Company’s initial public offering in November 2019 (the “IPO”), Mr. El-Batrawi, acting through a Delaware limited liability company that he is managing member of, X, LLC (“X LLC”), had sold 5,525,000 shares of Common Stock to the Gray Trust in consideration of a non-interest bearing (unless there was an event of default) promissory note in the principal amount of $16,575,000. No payments under this note were ever made.

In light of the market price of the Common Stock since the IPO, Mr. El-Batrawi has agreed to cancel this note and have the bulk of the shares transferred back to X LLC. In October 2020, Mr. El-Batrawi, while he temporarily held power of attorney over the shares of Common Stock held by the Gray Trust, had agreed to transfer 500,000 of such shares of Common Stock to a non-affiliated third party. In addition, in light of the Gray Trust’s contributions to and efforts on behalf of the Company, Mr. El-Batrawi has elected to gift 25,000 shares of Common Stock to the Gray Trust. Mr. El-Batrawi will have voting and dispositive power over the five million shares of Common Stock X LLC has received from the Gray Trust.

Both X LLC and the Gray Trust filed Forms 4 reporting these transactions on January 12, and a copy of the press release announcing them is filed herewith as Exhibit 99.2.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

4.1	Convertible Promissory Note issued to Mr. John Gray, dated January 8, 2021
99.1	Press release dated January 12, 2021

99.2	Press release dated January 13, 2021

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:	January 14, 2021	RIDESHARE RENTAL, INC.

		By:	/s/ Ramy El-Batrawi
		Name:	Ramy El-Batrawi
		Title:	Chief Executive Officer